     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997

                                                      REGISTRATION NO. 333-26741
================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 CMP MEDIA INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

         DELAWARE                    2721                   11-2240940
     (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION OF             INDUSTRIAL          IDENTIFICATION NUMBER)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)

                              600 COMMUNITY DRIVE
                           MANHASSET, NEW YORK 11030
                                 (516) 562-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           ROBERT D. MARAFIOTI, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 CMP MEDIA INC.
                              600 Community Drive
                           Manhasset, New York 11030
                                 (516) 562-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANT'S AGENT FOR SERVICE)
                            ------------------------

                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

            LEONARD J. BAXT, ESQ.                          ALAN H. PALEY, ESQ.
        DOW, LOHNES & ALBERTSON, PLLC                      DEBEVOISE & PLIMPTON
       1200 New Hampshire Avenue, N.W.                       875 Third Avenue
         Washington, D.C. 20036-6802                       New York, N.Y. 10022
                (202) 776-2000                                (212) 909-6000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale of the shares of Class A Common Stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD filing fee. All of these fees are being paid by the Company.

        Registration Fee...............................................   $    34,849
        NASD Filing Fee................................................        12,000
        Nasdaq National Market Application Fee.........................         5,000
        Printing and Engraving Fees....................................       250,000
        Legal Fees and Expenses........................................       600,000
        Accounting Fees and Expenses...................................       275,000
        Transfer Agent and Registration Fees...........................        10,000
        Miscellaneous..................................................       185,151
                                                                          -----------
                  Total................................................   $ 1,372,000
                                                                           ==========

---------------
* To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Section 7.5 of the Certificate of Incorporation of CMP Media Inc., as amended (the "Certificate of Incorporation"), limits the liability of directors thereof to the extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 7.4 of the Certificate of Incorporation gives CMP the power to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

     Under the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1 hereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16.  EXHIBITS

  (a) Exhibit                                    Exhibit List
--------------- ------------------------------------------------------------------------------
   **1     --   Form of Underwriting Agreement (U.S. Version)
     3.1   --   Certificate of Incorporation of CMP Media Inc., as amended.
   **3.2   --   By-laws of CMP Media Inc.
     3.3   --   Form of Restated Certificate of Incorporation of CMP Media Inc.
     3.4   --   Form of Amended and Restated Bylaws of CMP Media Inc.
   **4.1   --   Reference is made to Exhibits 3.1 and 3.2
     4.2   --   Specimen Class A Common Stock certificate
     4.3   --   Form of 1997 Stockholders' Agreement
     5     --   Opinion of Dow, Lohnes & Albertson, PLLC (including consent)
  **10.1   --   Employment Agreement with Michael S. Leeds
  **10.2   --   Share Purchase Agreement, dated November 27, 1996, among Gerard G. Leeds, Lilo
                J. Leeds, CMP Media Inc. and Michael S. Leeds
  **10.3   --   Stockholders' Agreement, dated November 27, 1996, among CMP Media Inc., Gerard
                G. Leeds, Lilo J. Leeds and Michael S. Leeds
  **10.4   --   Option Agreement, dated November 27, 1996, between CMP Media Inc. and Michael
                S. Leeds
  **10.5   --   Employment Agreement with Daniel H. Leeds
  **10.6   --   Share Purchase Agreement, dated November 27, 1996, among Gerard G. Leeds, Lilo
                J. Leeds, CMP Media Inc. and Daniel H. Leeds
  **10.7   --   Stockholders' Agreement, dated November 27, 1996, among CMP Media Inc., Gerard
                G. Leeds, Lilo J. Leeds and Daniel H. Leeds
  **10.8   --   Option Agreement, dated November 27, 1996, between CMP Media Inc. and Daniel
                H. Leeds
  **10.9   --   Employment Agreement with Kenneth D. Cron
  **10.10  --   Share Purchase Agreement, dated November 27, 1996, among Gerard G. Leeds, Lilo
                J. Leeds, CMP Media Inc. and Kenneth D. Cron
  **10.11  --   Stockholders' Agreement, dated November 27, 1996, among CMP Media Inc., Gerard
                G. Leeds, Lilo J. Leeds and Kenneth D. Cron
  **10.12  --   Option Agreement, dated November 27, 1996, between CMP Media Inc. and Kenneth
                D. Cron
  **10.13  --   CMP Media Inc. 1996 Stock Option Plan
  **10.14  --   CMP Media Inc. Pension Plan
  **10.15  --   CMP Publications, Inc. Profit Sharing and Retirement Savings Plan and Trust
  **10.16  --   CMP Publications, Inc. 1988 Equity Appreciation Plan
    10.17  --   CMP Media Inc. Employee Stock Purchase Plan
  **10.18  --   Credit Agreement by and among CMP Publications, Inc., Shawmut Bank Connecticut and The Chase Manhattan Bank, dated July 15, 1993
  **10.19  --   Fifth Amendment to the Credit Agreement by and among CMP Media Inc., Fleet
                National Bank and The Chase Manhattan Bank, dated November 14, 1996
  **10.20  --   Sixth Amendment to the Credit Agreement by and among CMP Media Inc., Fleet
                National Bank and The Chase Manhattan Bank, dated April 15, 1997
    10.21  --   CMP Media Inc. Directors' Stock Compensation Plan

  (a) Exhibit                                    Exhibit List
--------------- ------------------------------------------------------------------------------
    10.22  --   CMP Media Inc. Stock Incentive Plan
    10.23  --   Form of Seventh Amendment to the Credit Agreement by and among CMP Media Inc.,
                Fleet National Bank and The Chase Manhattan Bank.
    11     --   Statement re computation of per share earnings
  **16     --   Letter from Miller, Ellin & Company
  **21     --   Subsidiaries of CMP Media Inc.
   *23.1   --   Consent of Coopers & Lybrand L.L.P.
    23.2   --   Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion filed as
                Exhibit 5)
  **24     --   Power of Attorney
    27     --   Financial Data Schedule

---------------
 * To be filed by amendment.
** Previously filed.

  (b) Financial Statement Schedules

     All other schedules are omitted because they are not required, they are not applicable or the required information is already included in the Registrant's consolidated financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CMP MEDIA INC. HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN MANHASSET, NEW YORK, ON JULY 18, 1997.

                                          CMP MEDIA INC.


                                          By:   /s/ ROBERT D. MARAFIOTI

                                            ------------------------------------

                                                   (ROBERT D. MARAFIOTI,

                                               VICE PRESIDENT, SECRETARY AND
                                                       GENERAL COUNSEL)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                  TITLE                       DATE
------------------------------------------   ----------------------------------   --------------

                    *                        President, Chief Executive Officer
------------------------------------------     and a Director (Principal
            (MICHAEL S. LEEDS)                 Executive Officer)                  July 18, 1997

                    *                        Executive Vice President,
------------------------------------------     President of International and a
            (DANIEL H. LEEDS)                  Director                            July 18, 1997

                    *                        Executive Vice President,
------------------------------------------     President of Publishing             July 18, 1997
            (KENNETH D. CRON)

                    *                        Vice President and Chief Financial
------------------------------------------     Officer (Principal Financial
           (JOSEPH E. SICHLER)                 Officer and Principal Accounting
                                               Officer)                            July 18, 1997

                    *                        Director, Co-Chairperson of Board
------------------------------------------     of Directors                        July 18, 1997
            (GERARD G. LEEDS)

                    *                        Director, Co-Chairperson of Board
------------------------------------------     of Directors                        July 18, 1997
             (LILO J. LEEDS)

                    *                        Director                              July 18, 1997
------------------------------------------
            (RICHARD A. LEEDS)

                               *POWER OF ATTORNEY

     MICHAEL S. LEEDS, BY SIGNING HIS NAME HERETO, DOES SIGN THIS DOCUMENT ON BEHALF OF EACH OF THE PERSONS INDICATED ABOVE FOR WHOM HE IS ATTORNEY-IN-FACT PURSUANT TO A POWER OF ATTORNEY DULY EXECUTED BY SUCH PERSON AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                          By:   /s/ ROBERT D. MARAFIOTI

                                            ------------------------------------

                                                    (ROBERT D. MARAFIOTI

                                                     ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

                                                                                     Sequentially
Exhibit                                                                                Numbered
Number                                     Description                                   Page
-------       ---------------------------------------------------------------------  ------------
 **1     --   Form of Underwriting Agreement (U.S. Version)........................
   3.1   --   Certificate of Incorporation of CMP Media Inc., as amended...........
 **3.2   --   By-laws of CMP Media Inc. ...........................................
   3.3   --   Form of Restated Certificate of Incorporation of CMP Media Inc. .....
   3.4   --   Form of Amended and Restated Bylaws of CMP Media Inc. ...............
 **4.1   --   Reference is made to Exhibits 3.1 and 3.2............................
   4.2   --   Specimen Class A Common Stock certificate............................
   4.3   --   Form of Stockholders' Agreement......................................
   5     --   Opinion of Dow, Lohnes & Albertson, PLLC (including consent).........
**10.1   --   Employment Agreement with Michael S. Leeds...........................
**10.2   --   Share Purchase Agreement, dated November 27, 1996, among Gerard G.
              Leeds, Lilo J. Leeds, CMP Media Inc. and Michael S. Leeds............
**10.3   --   Stockholders' Agreement, dated November 27, 1996, among CMP Media
              Inc., Gerard G. Leeds, Lilo J. Leeds and Michael S. Leeds............
**10.4   --   Option Agreement, dated November 27, 1996, between CMP Media Inc. and
              Michael S. Leeds.....................................................
**10.5   --   Employment Agreement with Daniel H. Leeds............................
**10.6   --   Share Purchase Agreement, dated November 27, 1996, among Gerard G.
              Leeds, Lilo J. Leeds, CMP Media Inc. and Daniel H. Leeds.............
**10.7   --   Stockholders' Agreement, dated November 27, 1996, among CMP Media
              Inc., Gerard G. Leeds, Lilo J. Leeds and Daniel H. Leeds.............
**10.8   --   Option Agreement, dated November 27, 1996, between CMP Media Inc. and
              Daniel H. Leeds......................................................
**10.9   --   Employment Agreement with Kenneth D. Cron............................
**10.10  --   Share Purchase Agreement, dated November 27, 1996, among Gerard G.
              Leeds, Lilo J. Leeds, CMP Media Inc. and Kenneth D. Cron.............
**10.11  --   Stockholders' Agreement, dated November 27, 1996, among CMP Media
              Inc., Gerard G. Leeds, Lilo J. Leeds and Kenneth D. Cron.............
**10.12  --   Option Agreement, dated November 27, 1996, between CMP Media Inc. and
              Kenneth D. Cron......................................................
**10.13  --   CMP Media Inc. 1996 Stock Option Plan................................
**10.14  --   CMP Media Inc. Pension Plan..........................................
**10.15  --   CMP Publications Inc. Profit Sharing and Retirement Savings Plan and
              Trust................................................................
**10.16  --   CMP Publications, Inc. 1988 Equity Appreciation Plan.................
  10.17  --   CMP Media Inc. Employee Stock Purchase Plan..........................
**10.18  --   Credit Agreement by and among CMP Publications, Inc., Shawmut Bank
              Connecticut and The Chase Manhattan Bank, dated July 15, 1993........

                                                                                     Sequentially
Exhibit                                                                                Numbered
Number                                     Description                                   Page
-------       ---------------------------------------------------------------------  ------------
**10.19  --   Fifth Amendment to the Credit Agreement by and among CMP Media Inc.,
              Fleet National Bank and The Chase Manhattan Bank, dated November 14,
              1996.................................................................
**10.20  --   Sixth Amendment to the Credit Agreement by and among CMP Media Inc.,
              Fleet National Bank and The Chase Manhattan Bank, dated April 15,
              1997.................................................................
  10.21  --   CMP Media Inc. Directors' Stock Compensation Plan....................
  10.22  --   CMP Media Inc. Stock Incentive Plan..................................
  10.23  --   Form of Seventh Amendment to the Credit Agreement by and among CMP
              Media Inc., Fleet National Bank and The Chase Manhattan Bank.........
  11     --   Statement re computation of per share earnings.......................
**16     --   Letter from Miller, Ellin & Company..................................
**21     --   Subsidiaries of CMP Media Inc........................................
 *23.1   --   Consent of Coopers & Lybrand L.L.P...................................
  23.2   --   Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion filed as Exhibit 5)..................................................
**24     --   Power of Attorney....................................................
  27     --   Financial Data Schedule..............................................


---------------
 * To be filed by amendment.

** Previously Filed.